                                                                EXHIBIT 2.2

                 FIRST AMENDMENT, dated as of September 25, 1996 (the "First Amendment"), to the PURCHASE AGREEMENT, dated as of June 24, 1996 (the "Purchase Agreement"), by and between Euramax International, Ltd., a corporation organized under the laws of England and Wales ("Purchaser"), and Alumax Inc. ("Seller"), a Delaware corporation and the sole stockholder of each of Alumax Fabricated Products, Inc., a Delaware corporation, Alumax Holdings Limited, a corporation organized under the laws of England and Wales and Alumax Europe BV, a corporation organized under the laws of the Netherlands.

                                    RECITALS

                 WHEREAS, upon the terms and subject to the conditions of the Purchase Agreement, Purchaser desires to purchase or cause certain of its direct or indirect wholly-owned subsidiaries to purchase, and the Seller desires to sell, directly or, in the case of the Alumax France Shares (as defined in the Purchase Agreement), through Holdings S.A.  (as defined in the Purchase Agreement), the Shares (as defined in the Purchase Agreement); and

                 WHEREAS, Purchaser and the Seller desire to amend certain terms set forth in the Purchase Agreement pursuant to Section 9.4 of the Purchase Agreement which permits the amendment thereof by written agreement.

                 NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                 1.       DEFINITIONS.  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                 2.       AMENDMENT.

                 2.1.     EURAMAX INTERNATIONAL PLC.  The Preamble of the Purchase Agreement is hereby amended by deleting the phrase "Euramax International, Ltd." and replacing it with "Euramax International plc," by deleting the phrase "Alumax Fabricated Products, Inc." and replacing it with "Amerimax Fabricated Products, Inc.," by deleting the phrase "Alumax Holdings Limited" and replacing it with "Euramax Holdings, Limited," and by deleting the phrase "Alumax Europe BV" and replacing it with "Euramax Europe BV."

                 Any reference to Euramax International, Ltd. hereafter shall be deemed to refer to Euramax International plc in (i) the Purchase Agreement and the Exhibits and Schedules thereto and (ii) the following agreements executed in connection with the Purchase Agreement:  (a) Escrow Agreement, dated June 24, 1996, by and between Euramax International, Ltd. and Alumax Inc., (b) Letter Agreement, dated June 24, 1996, from Alumax Inc. to Euramax International, Ltd. relating to the Alumax Incentive Compensation Plan bonus and retention bonus, (c) Letter Agreement, dated June 24, 1996, to Alumax Inc. from Euramax International, Ltd. relating to Wheels, Inc. and (d) Letter Agreement, dated June 24, 1996, to Alumax Inc. from Euramax International, Ltd. relating to an option of the Purchaser to amend certain terms of the Purchase Agreement (collectively, the "Letter Agreements").  Except where the context otherwise requires, any reference to the name "Alumax" as part of the corporate name of any U.S. Sale Company shall be deemed to refer to "Amerimax" and any such reference as part of the corporate name of any European Sale Company shall be deemed to refer to "Euramax" in (i) the Purchase Agreement and the Exhibits and Schedules thereto and (ii) the Letter Agreements.

                 2.2.  ALUMAX HOLDINGS SHARES AND ALUMAX FRANCE SHARES.

         (A).  Section 1.1 of the Purchase Agreement is amended by deleting in its entirety clause (a) thereof and replacing it with "(a) the Seller agrees to sell, transfer and assign to a newly formed wholly owned subsidiary of Purchaser to be organized under the laws of England and

         Wales ("U.K. Newco"), and Purchaser agrees to cause U.K. Newco to purchase, all right, title and interest in and to the Alumax Holdings

         Shares,".  Section 1.1 of the Purchase Agreement is further amended by deleting the phrase ("U.S. Newco" and, collectively with Dutch Newco and French Newco, the "Subsidiary Purchasers") and replacing it with

         "("U.S. Newco" and, collectively with U.K. Newco, Dutch Newco and

         French Newco, the "Subsidiary Purchasers")".

         (B).  Section 1.1 of the Purchase Agreement is hereby amended by deleting from clause (c) the following phrase: "upon consummation of the transactions described in clause (b) of this Section 1.1 and in

         Section 1.4(e) hereof,".

         (C).  Section 1.4(b) of the Purchase Agreement is hereby amended by deleting the phrase "other than

         Holdings S.A." and replacing it with "including Holdings S.A.".

         (D).  Section 1.4(d) of the Purchase Agreement is hereby

         deleted in its entirety.

                 2.3.  CLOSING.  Section 1.2 of the Purchase Agreement is hereby amended by deleting clause (a) in its entirety and replacing it with the following:  "by the close of business on September 25, 1996."

                 2.4.  HOME PRODUCTS.  Section 1.4(a) of the Purchase Agreement is hereby amended by deleting the phrase "Euramax Home Products, Inc." and replacing it with "Amerimax Home Products, Inc."

                 Any reference to Euramax Home Products, Inc. in (i) the Purchase Agreement and the Exhibits and Schedules thereto and (ii) the Letter Agreements hereafter shall be deemed to refer to Amerimax Home Products, Inc.

                 2.5.  INTERIM OPERATION OF THE SALE COMPANIES.  Section 4.1 (i) of the Purchase Agreement shall be amended by deleting the "and" before the "(B)" and replacing it with a comma, and by the addition of the following phrase at the end thereof:  " and (C) changes in the objects clauses of the articles of association of Alumax Europe and the Alumax Europe Subsidiary to permit the granting of guarantees, pledges of securities and security interests."

                 2.6.  TERMINATION.  Section 6.1(a) of the Purchase Agreement is hereby amended by deleting the phrase "the date which is 90 days from and after the date hereof" in clause (iii) and replacing it with "by September 25, 1996."

                 2.7.  FRENCH TAX YEAR.  The first sentence of Section 8.4(a) is hereby amended by deleting the phrase "the taxable years of each Sale Company shall be closed" and replacing it with the phrase "the taxable years of each Sale Company (other than the French Companies) shall be closed."  The second sentence of Section 8.4(a) is hereby amended by deleting the phrase "the taxable years of the European Sale Companies to close" and replacing it with the phrase "the taxable years of the European Sale Companies (other than the French Companies) to close."

                 2.8.  ASSET PURCHASE AGREEMENT.  Exhibit A (Asset Purchase Agreement) to the Purchase Agreement shall be deleted and replaced in its entirety by the form attached hereto as Exhibit A.

                 2.9.  FORM OF DISTRIBUTION AGREEMENT.  Exhibit E (Form of Distribution Agreement) to the Purchase Agreement shall be deleted and replaced in its entirety by the form attached hereto as Exhibit E.

                 2.10.  SCHEDULES.  The following Schedules to the Purchase Agreement are hereby amended as follows:

         (A).  Any reference in the Schedules to "3rd Floor, 40 Clifton Street,

         Uxbridge" shall hereinafter be deemed to refer to "3rd Floor, 40

         Clifton Street, London."

         (B).  Schedule 3.1(d)(ii) (Required Consents) to the Purchase

         Agreement is hereby amended by adding the following at the end thereof:

                 9.       Truck Lease and Service Agreement, dated as of

                          December 7, 1989, between Ryder Truck Rental, Inc.

                          and Alumax Aluminum Corporation, Home Products

                          Division.

                 10.      Software License Agreement, dated as of May 25, 1990,

                          by and between Xerox Corporation and Alumax

                          Home Products, as amended by Special Transitions

                          Amendment to MDIS Chess Platform - Independent

                          Software License Agreement between McDonnell

                          Information Systems, Incorporated and Alumax Home

                          Products Division, Alumax Aluminum Corporation,

                          entered into as of May 22, 1995.

         (C).  Schedule 3.1(p) (Material Contracts) to the Purchase Agreement

         is hereby amended by adding the following on page 11 thereof after

         "Euramax Home Products, Inc. . . . Private Label Agreement dated as of

         March 20, 1996 by and between Alumax Aluminum Corporation, Home

         Products Division and Geocel Corporation":

Amerimax Home Products,                                Truck Lease and Service Agreement dated as of

Inc.                                                   December 7, 1989 between Ryder Truck Rental,

                                                       Inc. and Alumax Aluminum Corporation, Home

                                                       Products Division, as amended by the Amendment

                                                       to Truck Lease and Service Agreement, dated

                                                       December 8, 1989, by and between Ryder Truck

                                                       Rental, Inc. and Alumax Aluminum Corporation,

                                                       Home Products Division.

Amerimax Home Products,                                Software License Agreement, dated as of May

Inc.                                                   25, 1990, by and between Xerox Corporation and

                                                       Alumax Home Products, as amended by Special

                                                       Transition Amendment to MDIS Chess Platform -

                                                       Independent Software License Agreement between

                                                       McDonnell Information Systems, Incorporated

                                                       and Alumax Home Products Division, Alumax

                                                       Aluminum Corporation, entered into as of May

                                                       22, 1995.

Alumax Appliance &                                     Reciprocal Non-Disclosure Agreement dated as

Specialty Products, Inc.                               of June 11, 1996 by and between Alumax

                                                       Appliance & Specialty Products, Inc. and

                                                       Intelledge Corporation

         (D).  Schedule 3.1(k) (Intellectual Property) to the Purchase

         Agreement shall be deleted and replaced in its entirety by the form attached hereto as Schedule 3.1(k).

         (E).  Schedule 4.15(a) (List of Bank Accounts) to the Purchase

         Agreement shall be deleted and replaced in its entirety by the form attached hereto as Schedule 4.15(a).

         (F).  All references to Schedule 4.15(b) (Aggregate Balances in Bank

         Accounts) in the Purchase Agreement

         shall be deemed to refer to the schedule attached hereto as

         Schedule 4.15(b).

         (G).  Schedule 5.2(l) (Intellectual Property to be Assigned) to the

         Purchase Agreement shall be deleted and replaced in its entirety by the form attached hereto as Schedule 5.2(l).

                 2.11.  CERTAIN GUARANTEES, ETC.  Notwithstanding the disclosure as to the Seller's intent to terminate the contracts listed under Schedule 3.1(g) (Liabilities) and Schedule 4.1 (Terminated Guarantees and Obligations) to the Purchase Agreement, the parties agree that the contracts listed as numbers 3, 4 and 6 on Schedule 3.1(g) and as numbers 2, 3 and 5 on Schedule 4.1 shall not be terminated but shall remain in full force and effect on the Closing Date.  The Seller hereby confirms that the obligations under such contracts do not constitute indebtedness for borrowed money or guarantees of indebtedness for borrowed money.  The parties further agree that for purposes of the definition of "Funded Debt" in Section 2.1 of the Purchase Agreement, the obligations under such contracts shall not be taken into account in the calculation of Funded Debt for any purpose under Article II of the Purchase Agreement.

                 2.12.  PURCHASE PRICE.

         (A).  The payment of the Initial Purchase Price shall be (i) increased by an amount equal to (x) US $27,615, representing reimbursement for compensation provided to and expenses of Scott Vansant, and (y) US

         $2,900, representing reimbursement with respect to fees and expenses of DeBrauw Blackstone Westbroek in connection with work performed at the request of Purchaser with respect to amendments of the articles of association of the Dutch Sale Companies, and (ii) decreased by an amount equal to US $135,000, representing one-half (1/2) of the amount estimated by Purchaser to be the amount of the stock transfer tax required to be paid in the Netherlands and the United Kingdom in connection with the sale of the Alumax Europe Shares and the Alumax

         Holdings Shares under the Purchase Agreement.

         (B).  The Seller shall in good faith promptly prepare a final invoice setting forth the actual compensation provided to and expenses of

         Scott Vansant by the Seller on and after July 29, 1996.  If the amount shown on the final invoice exceeds US $27,615, Purchaser shall pay the amount of such excess to the Seller, and if US $27,615 exceeds the amount shown on the final invoice, the Seller shall pay the amount of such excess to

         Purchaser, in either case within ten business days of the receipt of the final invoice in immediately available funds.

         (C).  The Seller shall provide Purchaser with a copy of the bill or other statement reflecting the fees and expenses referred to in

         Section 2.12(a)(i)(y) hereof within ten business days of receipt thereof by the Seller.  If the amount shown on the bill or other statement exceeds US $2,900, Purchaser shall pay the amount of such excess to the Seller, and if US $2,900 exceeds the amount shown on the bill or other statement, the Seller shall pay the amount of such excess to Purchaser, in either case within ten business days of the receipt of the bill or other statement in immediately available funds.

         (D).  Purchaser shall pay on or prior to the date when due the stock transfer taxes referred to in Section 2.12(a)(ii) and shall within ten business days of such payment provide the Seller with receipts or other documentary evidence of such payments.  If the amount shown on the receipts or other documentary evidence exceeds US $135,000,

         Purchaser shall pay the amount of such excess to the Seller, and if US

         $135,000 exceeds the amount shown on the receipts or other documentary evidence, the Seller shall pay the amount of such excess to Purchaser,

         in either case within ten business days of the receipt of the receipts or other documentary evidence in immediately available funds.

         (E).  In the event of any dispute with respect to the adjustments contemplated by paragraphs (b), (c) and (d) above, such dispute shall be resolved in conjunction with the determination of the Final

         Purchase Price in accordance with the procedures set forth in Section

         2.2 of the Purchase Agreement (including, if necessary, through the arbitration procedures provided for therein).

                 2.13.  WHEELS, INC. LEASE.  Notwithstanding the terms and provisions of the Letter Agreement, dated as of June 24, 1996, between Purchaser and the Seller with respect to the Lease Agreement, dated June 17, 1994, by and between Wheels Inc. and the Seller (the "Lease Agreement"), Purchaser agrees and acknowledges that such Lease Agreement will not be assignable, transferable or otherwise available to Purchaser and that all of the employees of the Sale Companies in possession of any vehicles leased under such Lease Agreement will be caused to deliver possession of such vehicles on the date hereof to the Seller or any designee of the Seller at such location as the Seller may reasonably specify.  In the event that any such vehicles are not so returned on the date hereof, Purchaser shall cause the Sale Companies to direct their employees to deliver any unreturned vehicles promptly at the locations specified in accordance with the immediately preceding sentence or to such other locations as the Seller may notify Purchaser in writing.

                 3.       COUNTERPARTS.  For the convenience of the parties hereto, this First Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                 4.       PURCHASE AGREEMENT.  Except as herein expressly amended, the Purchase Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.  All references to the Purchase Agreement shall mean such Agreement as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

                 5.       GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                                           EURAMAX INTERNATIONAL PLC

                                           By:  /s/  Joseph M. Silvestri

                                              -----------------------------

                                              Name:

                                              Title:

                                           ALUMAX INC.

                                           By:  /s/  R.P. Wolf

                                              -----------------------------

                                              Name:  R.P. Wolf

                                              Title: Vice President